THE PROCTER & GAMBLE COMPANY
NEWS RELEASE                                        One P&G Plaza
                                                    Cincinnati, OH 45202


                                                           FOR IMMEDIATE RELEASE


J.W. CHILDS ASSOCIATES, L.P. WILL PURCHASE P&G'S SUNNY D(R) AND PUNICA(R) BRANDS
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         CINCINNATI, April 1, 2004 - The Procter & Gamble Company (NYSE:PG)
announced today it is selling the Sunny Delight and Punica Juice-based drink businesses to J.W. Childs Associates, L.P., a Boston-based private equity firm. J.W. Childs Associates, L.P. will operate Sundor Brands, Inc. under the name of the Sunny Delight Beverages Company as a freestanding company to house these businesses, which will be headquartered in Cincinnati. Terms of the transaction were not disclosed.

         The Sunny Delight Beverages Company will have more than $550 million in annual sales, operate in eight countries across North America and Europe, own or lease six manufacturing facilities and have approximately 700 employees. Ray Rudy, an operating partner of J.W. Childs Associates, L.P., will be the Chairman of the company and William B. Cyr, currently the vice president/general manager of P&G's North America Juice-based drink business, will become the President & CEO. Several other P&G managers will join the new company.

         "This is a perfect arrangement for several reasons," commented P&G's President of Global Snacks & Beverages Jorge Montoya. "First, J.W. Childs Associates, L.P. has demonstrated the ability to grow midsize businesses to the next level. Second, this transaction enables the vast majority of our employees currently in the Juice-based drink businesses to have continued employment. Finally, this fits with our intent to sell these businesses to an owner that has beverages as a strategic priority, and it will allow us to focus on growing our key billion-dollar Folgers(R) and Pringles(R) brands."

         John W. Childs, founding partner of J.W. Childs Associates, L.P., commented, "We're extremely happy to be acquiring two leading Juice-based drink brands in Sunny D and Punica. Both brands are growing, with good advertising, strong future prospects, and a fantastic organization. We're obviously impressed with the caliber of the people and the quality of the manufacturing facilities we'll be inheriting."

         As part of this transaction, P&G has agreed to provide transition services for up to 12 months to allow for a smooth transition, and enable the business to continue on its current growth trend without any major disruptions. During this period, P&G will continue its current commercial relationship with its customers.

         Pending regulatory approval, closing of the transaction is expected in the July-September quarter of 2004. Therefore, this transaction will have no impact on P&G earnings per share in the current fiscal year, and the impact on fiscal year 2005 earnings per share is not expected to be material as the gain from the divestiture is expected to be reduced by the loss of contribution from the business. There will, however, be quarterly impacts related to this transaction throughout the next fiscal year as the divestiture is completed, the remaining organization is right-sized, and the transition service is managed. P&G will provide additional perspective on these quarterly impacts in the summer of 2004 after the deal has closed and when guidance for the 2004/05 fiscal year can be provided.

         All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the company has chosen to focus; (2) successfully executing, managing and integrating key acquisitions (including Wella) and completing planned divestitures on expected timing (including Sunny Delight and Punica), (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including successful completion of the company's outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries),interest rate and certain commodity cost exposures; (8) the ability to manage the continued global political and/or economic uncertainty, especially in the company's significant geographical markets, as well as any political and/or economic uncertainty due to terrorist activities; and (9) the ability to successfully manage increases in the prices of raw materials used to make the company's products. If the company's assumptions and estimates are incorrect or do not come to fruition, or if the company does not achieve all of these key factors, then the company's actual results might differ materially from the forward-looking statements made herein. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

ABOUT SUNNY D AND PUNICA
------------------------
         Originally created in Florida in 1964, Sunny D is a leading brand in the US, Canada, Spain, Portugal, United Kingdom and France. Since acquiring Sunny D in 1989, P&G has more than quadrupled the sales of the brand through geographic expansion, new flavors and packages, and effective marketing. The brand's line-up includes Tangy Florida Style(R), Smooth California Style(R), Tropical Punch Caribbean(R), a calcium fortified version, no added sugar variants, Lemonade and a variety of sizes, including the fast selling 333ml Big D(R) sports bottle.

         Punica is a leading brand sold primarily in Germany. Since acquiring Punica in 1984, P&G has more than tripled the sales of the brand through several innovations, including the launch of Schorle and Tea and Fruit flavors, and PET packaging forms.

ABOUT P&G
---------
         Two billion times a day, P&G brands touch the lives of people around the world. The company has one of the largest and strongest portfolios of trusted, quality brands, including Pampers(R), Tide(R), Ariel(R), Always(R), Whisper(R), Pantene(R), Bounty(R), Pringles(R), Folgers(R), Charmin(R), Downy(R), Lenor(R), Iams(R), Crest(R), Actonel(R), Olay(R) and Clairol Nice `n Easy(R). The P&G community consists of nearly 98,000 employees working in almost 80 countries worldwide. Please visit WWW.PG.COM for the latest news and in-depth information about P&G and its brands.

ABOUT J.W. CHILDS ASSOCIATES, L.P.
----------------------------------
         J.W. Childs Associates, L.P. is a private equity investment firm based in Boston specializing in leveraged buyouts and recapitalizations of middle-market growth companies in partnership with management. The firm is focused on acquiring companies in the consumer products, health care and specialty retail industries. Since 1995, J.W. Childs Associates, L.P. managed investment vehicles have invested in 27 companies with a total transaction value of over $6.5 billion. Current portfolio companies include American Safety Razor, Esselte, Hartz Mountain Corporation, The Meow Mix Company, The Nutrasweet Company and Pinnacle Foods.

                                      # # #
P&G MEDIA CONTACTS:
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MEDIA US
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Gary Dowdell - Snacks & Beverages 1-(513) 983-8172

INVESTOR RELATIONS
Thomas Tippl 1-(513) 983-2414

P&G CORPORATE MEDIA CENTER:
         US media call:              1-(866) PROCTER (1-866-776-2837)
         Media outside the US call: +1-(513) 945-9087

MEDIA EUROPE
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UK
Sally Woodage - Press office   +44 191 297 6262

SPAIN & PORTUGAL
Rafael Mazon +34 91 722 24 98
Belen Carazo  +34 91 722 24 86

FRANCE
Anna Gallais  +33 1 40 88 5686

GERMANY
Detlef Schermer  + 49 6196 89 43 69
Petra Popall         + 49 6196 89 61 26

SWITZERLAND
Irene Kaempfen   + 41 22 709 75 93

EUROPEAN NEWS OFFICE
Andrew Fisk - Corporate  +32 2 456 5656

OTHER MEDIA CONTACTS
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         J.W. CHILDS ASSOCIATES, L.P. CONTACT
         ------------------------------------
         Adam Suttin     1-(617) 753-1100

         SUNNY DELIGHT BEVERAGES COMPANY
         -------------------------------
         Billy Cyr       1-(513) 983-5531
         Rick Zimmerman  1-(513) 983-5800